UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: January 27, 2006
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Cash Bonuses for Fiscal Year Ending January 28, 2007
     On January 27, 2006, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to PetSmart’s Executive Short Term Incentive Plan for determining the amount of the cash bonuses to be awarded to our executive officers for our fiscal year ending January 28, 2007:
•	Earnings per share of PetSmart as set forth in PetSmart’s audited financial statements;

•	Return on assets (less non-interest bearing debt) as calculated from PetSmart’s audited financial statements; and

•	Increase in sales growth as calculated from PetSmart’s audited financial statements.
     The Compensation Committee also approved the following target bonuses, multipliers and business criteria weightings:

		CEO	President/COO	CFO	SVP	VP-CAO
Bonus
	Target Bonus as a percent of salary	100%	75%	50%	50%	40%
	Multiplier due to achievement against target criteria	up to 3 times	up to 3 times	up to 3 times	up to 3 times	up to 3 times

Criteria
	Earnings Per Share	50%	50%	50%	60%	60%
	Return on Assets	30%	30%	30%	20%	20%
	Increase in Sales	20%	20%	20%	20%	20%
Amendment of Form of Nonstatutory Stock Option Award
     On January 27, 2006, the Compensation Committee of the Board of Directors amended the form of Nonstatutory Stock Option Award under our 2003 Equity Incentive Plan and 1997 Equity Incentive Plan to reduce the contractual life of the award from ten years to seven years. The summary of the material terms of the amendment set forth above is qualified in its entirety by reference to the form of Nonstatutory Stock Option Award, a copy of which is filed as Exhibit 10.20 to this Report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
Exhibit 10.20	Form of Nonstatutory Stock Option Award under 2003 Equity Incentive Plan and 1997 Equity Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ Scott A. Crozier
Dated: February 2, 2006		Scott A. Crozier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.20	Form of Nonstatutory Stock Option Award under the 2003 Equity Incentive Plan and 1997 Equity Incentive Plan.